UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.           )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BYNORDIC ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 8, 2023, byNordic Acquisition Corporation issued a Current Report on Form 8-K containing the below information:

On August 8, 2023, byNordic Acquisition Corporation (“BYNO”) convened and then adjourned until August 10, 2023, at 10:00 a.m., Eastern Time, without conducting any other business, BYNO’s special meeting of stockholders (the “Special Meeting”) relating to its previously announced proposed extension of its deadline to complete an initial business combination. The only proposal submitted for a vote of the stockholders at the Special Meeting was the approval of the adjournment of such meeting to a later date or dates (the “Adjournment Proposal”). The Adjournment Proposal is described in greater detail in the definitive proxy statement of BYNO, which was filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2023, as supplemented by the additional definitive proxy materials filed on July 28, 2023, and August 4, 2023 (the “Extension Proxy Statement”).

As of the close of business on July 5, 2023, the record date for the Special Meeting, there were 18,190,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and 5,750,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”, and together with Class A Common Stock, the “Common Stock”), outstanding. Each share of Common Stock was entitled to one vote on the Adjournment Proposal. The shares of Class A Common Stock and Class B Common Stock were voted as a single class. A total of 19,588,167 shares of common stock, representing approximately 81.82% of the outstanding shares of common stock entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

BYNO’s stockholders approved the Adjournment Proposal by the votes set forth below:

For	Against	Abstain
17,726,856	1,681,631	179,680

As set forth in the Extension Proxy Statement, the deadline by which BYNO public stockholders had to complete the procedures for electing to redeem their shares of Class A Common Stock was 5:00 p.m., Eastern Time, on August 8, 2023 (“Redemption Deadline”). The initial number of shares of Class A Common Stock tendered for redemption prior to the Redemption Deadline was 13,663,728. The deadline for stockholders to withdraw previously submitted redemption requests is Thursday, August 10, 2023, prior to 10:00 a.m., Eastern Time, subject to approval by the board of directors of BYNO.

Stockholders may make such request by contacting our transfer agent, Continental Stock Transfer & Trust Company, at 917-262-2373, or email proxy@continentalstock.com.

About byNordic Acquisition Corporation

byNordic Acquisition Corporation, led by Chief Executive Officer Michael Hermansson, is a special purpose acquisition company formed with the purpose of entering into a business combination with one or more businesses. While the Company may pursue an initial business combination with a company in any sector or geography, it intends to focus its search on high technology growth companies based in the northern part of Europe.

Forward Looking Statements

These definitive additional materials to the Extension Proxy Statement may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Additional Information and Where to Find It

Further information related to attendance, voting and the proposals to be considered and voted on at the Special Meeting is described in the Definitive Proxy Statement, which has been mailed to the Company’s stockholders of record as of the record date for the Special Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Special Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: byNordic Acquisition Corporation, c/o Pir 29, Einar Hansens Esplanad 29, 211 13 Malmö, Sweden.

Participants in the Solicitation

The Company, the Sponsor and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposals to be considered and voted on at the Special Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

byNordic Acquisition Corporation Contact:

Michael Hermansson

+46 707 294100

ir@bynordic.se